EXHIBIT 23.1


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                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 1,000,000 shares of Common Stock pertaining to the ENVOY Corporation Employee Stock Purchase Plan of our report dated February 12, 1997, except as to Note 16, as to which the date is March 11, 1997, with respect to the consolidated financial statements and schedule of ENVOY Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

                                ERNST & YOUNG LLP

Nashville, Tennessee
August 6, 1997